Exhibit 4: Segment Information - Six Months Ended June 30, 2005

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	84,905	77,219	22,883	21,038	62,868	57,682	35,820	35,352	9,934	3,605	3,797	2,386
Other products	1,085	905	196	218	259	167	3,577	2,411	124	9	0	0
Total	85,990	78,124	23,079	21,256	63,127	57,849	39,397	37,763	10,059	3,614	3,797	2,386
% change	10.1%		8.6%		9.1%		4.3%		178.3%		59.1%

Cost of sales	(31,638)	(28,801)	(12,044)	(11,525)	(31,337)	(27,004)	(26,432)	(24,997)	(7,094)	(2,827)	(1,666)	(176)
% of sales	36.8%	36.9%	52.2%	54.2%	49.6%	46.7%	67.1%	66.2%	70.5%	78.2%	43.9%	7.4%

SG&A	(31,557)	(27,374)	(10,670)	(10,032)	(27,290)	(26,341)	(10,619)	(10,909)	(4,495)	(1,947)	(625)	(854)
% of sales	36.7%	35.0%	46.2%	47.2%	43.2%	45.5%	27.0%	28.9%	44.7%	53.9%	16.5%	35.8%

Operating profit	22,795	21,948	365	(302)	4,500	4,503	2,346	1,857	(1,530)	(1,160)	1,506	1,356
% change	3.9%		NM		-0.1%		26.4%		32.0%		11.0%
% of sales	26.5%	28.1%	1.6%	-1.4%	7.1%	7.8%	6.0%	4.9%	-15.2%	-32.1%	39.7%	56.8%

Depreciation	9,087	9,091	2,742	3,221	5,011	6,040	1,444	1,544	350	131	528	576
Amortization	2	2	87	99	2	1	178	101	0	0	0	0
EBITDA	31,884	31,041	3,194	3,018	9,513	10,545	3,968	3,502	(1,180)	(1,028)	2,034	1,932
% change	2.7%		5.8%		-9.8%		13.3%		14.7%		5.3%
% of sales	37.1%	39.7%	13.8%	14.2%	15.1%	18.2%	10.1%	9.3%	-11.7%	-28.5%	53.6%	81.0%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,983,463	1,778,473	1,048,763	971,421	2,296,622	2,070,228	420,086	435,596	78,939	29,893
% change	11.5%		8.0%		10.9%		-3.6%		164.1%

					Soft Drinks		Chile - Domestic
					1,585,818	1,508,193	234,135	237,637
					5.1%		-1.5%
					Nectars		Chile Bottled Exports
					202,181	175,997	168,738	185,906
					14.9%		-9.2%
					Mineral Water
					508,623	386,038	Argentina
					31.8%		17,214	12,053
							42.8%

* Volumes include exports of 28.149 HL (20.817 HL to Chile) and 21.257 HL (16.764 HL to Chile) in 2005 and 2004 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 40 million and 36 million in 2005 and 2004, respectively.
*** Volumes do not include bulk volumes of 77.388 HL (59.836 HL from Chile exports and 17.552 HL from Argentina) and 64.450 HL (48.155 HL from Chile exports and 6.376 HL from Argentina ) in 2005 and 2004 respectively.
					Total		Total
Price (Ch$ / HL)	42,806	43,419	21,819	21,657	27,374	27,863	85,267	81,158	125,849	120,586
% change (real)	-1.4%		0.7%		-1.8%		5.1%		4.4%

					Soft Drinks		Chile - Domestic
					27,084	27,538	59,593	50,833
					-1.6%		17.2%
					Nectars		Chile - Export
					41,142	42,356	119,083	117,704
					-2.9%		1.2%
					Mineral Water
					22,807	22,523	Argentina
					1.3%		103,006	115,374
							-10.7%